Exhibit 12.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100854) of Logitech International S.A. of our reports dated May 19, 2006 relating to the financial statements, which appear in this Form 20-F.

PricewaterhouseCoopers S.A.

/s/ M. Perry M. Perry	/s/ F. Rast F. Rast

Lausanne, May 19, 2006